UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 22, 2014

HERITAGE COMMERCE CORP
(Exact name of registrant as specified in its charter)

California	000-23877	77-0469558
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Almaden Boulevard, San Jose, CA	95113
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (408) 947-6900

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐                                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.     SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On May 22, 2014, Heritage Commerce Corp (the “Company”), held its Annual Meeting of Shareholders (the “Shareholders Meeting”).  There were 26,370,510 shares of common stock entitled to vote at the meeting and a total of 24,020,547 shares (91.1%) were represented at the meeting. At the Shareholders Meeting, the shareholders voted on the following proposals as described in detail in the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 16, 2014.  The proposals voted on and approved by the shareholders at the Shareholders Meeting were as follows:

Proposal 1:  Election of Directors

The election of twelve directors, named in the Proxy Statement, to serve as members of the Company’s Board of Directors until the next annual meeting of shareholders.  The results are set forth below:

Name	For	Withheld	Broker Non-Votes
Frank G. Bisceglia	19,587,445	844,185	3,588,917
Jack W. Conner	19,585,726	845,904	3,588,917
John M. Eggemeyer	19,610,156	821,474	3,588,917
Celeste V. Ford	18,060,156	2,371,474	3,588,917
Steven L. Hallgrimson	19,605,156	826,474	3,588,917
Walter T. Kaczmarek	19,580,391	851,239	3,588,917
Robert T. Moles	19,579,573	852,057	3,588,917
Humphrey P. Polanen	18,706,862	1,724,768	3,588,917
Laura Roden	18,910,156	1,521,474	3,588,917
Charles J. Toeniskoetter	18,731,292	1,700,338	3,588,917
Ranson W. Webster	19,574,573	857,057	3,588,917
W. Kirk Wycoff	19,500,875	930,755	3,588,917

Proposal 2:  Ratification of Independent Registered Public Accounting Firm

The ratification of the selection of Crowe Horwath LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.  The results are set forth below:

For	Against	Abstentions	Broker Non-Votes
23,706,285	75,645	238,617	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 23, 2014

Heritage Commerce Corp

By:  /s/ Lawrence D. McGovern

Name: Lawrence D. McGovern

Executive Vice President and Chief Financial Officer